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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Advanstar Communications, Inc.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	59-2757389 (I.R.S. Employer Identification No.)
641 Lexington Avenue, New York, NY (Address of principal executive offices)	10022 (Zip code)

12% Senior Subordinated Notes due 2011
(Title of the indenture securities)

Item 1.  General Information. Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Treasury Department
      Washington, D.C.

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of San Francisco
      San Francisco, California 94120

    (b)
    Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee. Not applicable.

Item 16.  List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

    Exhibit
    1. A copy of the Articles of Association of the trustee now in effect.*

    Exhibit
    2. A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for
        Wells Fargo Bank, National Association, dated February 4, 2004.**

    Exhibit
    3. See Exhibit 2

    Exhibit
    4. Copy of By-laws of the trustee as now in effect.***

    Exhibit
    5. Not applicable.

    Exhibit
    6. The consent of the trustee required by Section 321(b) of the Act.

    Exhibit
    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    Exhibit
    8. Not applicable.

    Exhibit
    9. Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 2nd day of October 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN STEINER Lynn Steiner Vice President

EXHIBIT 6

October 2, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN STEINER Lynn Steiner Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,979
Interest-bearing balances		1,191
Securities:
Held-to-maturity securities		0
Available-for-sale securities		66,952
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,086
Securities purchased under agreements to resell		1,172
Loans and lease financing receivables:
Loans and leases held for sale		37,950
Loans and leases, net of unearned income	238,918
LESS: Allowance for loan and lease losses	2,248
Loans and leases, net of unearned income and allowance		236,670
Trading Assets		5,267
Premises and fixed assets (including capitalized leases)		3,910
Other real estate owned		443
Investments in unconsolidated subsidiaries and associated companies		346
Intangible assets
Goodwill		8,800
Other intangible assets		16,333
Other assets		19,760

Total assets		$415,859

LIABILITIES
Deposits:
In domestic offices		$298,672
Noninterest-bearing	80,549
Interest-bearing	218,123
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,514
Noninterest-bearing	4
Interest-bearing	30,510
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,648
Securities sold under agreements to repurchase		6,066
Trading liabilities		4,376
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		4,184
Subordinated notes and debentures		9,596
Other liabilities		21,394

Total liabilities		$378,450
Minority interest in consolidated subsidiaries		56
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		24,711
Retained earnings		12,231
Accumulated other comprehensive income		(109)
Other equity capital components		0

Total equity capital		37,353

Total liabilities, minority interest, and equity capital		$415,859

        I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf                             Directors
Avid Modjtabai

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WELLS FARGO BANK, NATIONAL ASSOCIATION (Exact name of trustee as specified in its charter)
Advanstar Communications, Inc. (Exact name of obligor as specified in its charter)
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.